Exhibit 99.1

NEWS RELEASE

July 20, 2005

GoldSpring, Inc. Completes Financing Transaction; Operations Update; New Address for Corporate Office

Scottsdale, AZ: July 20, 2005 - GoldSpring, Inc. (OTCBB: GSPG) announced that it has secured $800,000 in funding. The terms of the financing are disclosed in an 8-K filing made by the Company. The participants in the financing transaction were existing investors in the Company. The funds will be used for working capital and general corporate purposes. Robert Faber, President and CEO, said, “This round of financing should allow the Company to bridge the gap to reaching positive cash flow, which we forecast to occur in the third quarter of 2005.”

As GoldSpring enters the third quarter, the Company continues to focus on its existing operation at the Plum Mine in northern Nevada. In the spirit of maximizing overall operating performance and reducing costs, effective August 1, 2005, the Company will consolidate its corporate office with the Plum Mine facility. Commenting on the relocation, Robert Faber stated, “Our relocation to the Plum facility will reduce costs, improving both our financial performance and cash flow through more effective utilization of our resources, both human and capital. This is consistent with our goal to improve our mining operations and financial performance for the benefit of our shareholders. Our commitment continues to be maximization of our performance and maximizing value for the benefit of our shareholders.” The new contact information for the corporate office and personnel is listed below.

The Plum Mine operation showed material improvements in efficiency and production in the second quarter of 2005. The crusher, which has been the primary source of setbacks in increasing production, received substantial mechanical improvements early in the quarter. Due to these improvements, the operation crushed 144,000 tons of mineralized material in the second quarter, representing an increase of 141% from the first quarter 2005. The Company is in the final planning stages of taking over the crushing operations. This transition away from a third-party crushing operator will bring immediate cost savings and should allow the operation to reach its target of crushing 60,000 tons of material per month. The operation also made significant improvements to the Merrill Crowe processing plant during the second quarter. Through a change in pumps and the addition of a second clarifier, the operation increased capacity at the plant from 100 gallons per minute to over 250 gallons per minute and is now operating 24 hours per day, 7 days per week. A larger pump is scheduled to be installed during July, further increasing though-put into the plant to around 300 gallons per minute and further accelerating gold production. Faber stated “The Company will continue to focus on efficiencies that should improve operations.”

The improvements at the Plum Mine have resulted in a steady increase in gold production during the second quarter. The Company produced 353 ounces of gold in April, 527 ounces in May, 1,126 ounces in June, and is ramping up to its target production of 2,000 ounces of gold per month. The Company’s objective is to achieve cash-flow breakeven in July 2005 and positive cash-flow in August of 2005. Entering the third quarter, the primary focus of the Company continues to be on improving its overall mine operation and its financial performance. The Company continues to look for growth opportunities.

Furthermore, Robert Faber, President and CEO, has disclosed that he has established a Section 10(b)-5 Share Purchase Plan. Effective August 31, 2005, Mr. Faber will commit a pre-determined monthly sum to purchasing the Company’s shares.

GoldSpring is a North American natural resource company whose objective is to achieve growth and profitability through enhancements at our active gold and silver-producing mine near Reno, Nevada and through the acquisition of additional mining projects in the region that can be efficiently put into near-term operation and production. We currently own mineral properties and conduct our primary mining operations in Storey County, Nevada, located about 30 miles southeast of Reno, Nevada. This operation consists of the Plum Mining facility. We also own mineral permits in Alberta, Canada.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recent Form 10-KSB filed on April 15, 2005. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as ``anticipate,’’ ``believe,’’ ``could,’’ ``estimate,’’ ``expect,’’ ``intend,’’ ``may,’’ ``should,’’ ``will,’’ and ``would’’ or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

The new contact information for the corporate office, effective July 25, 2005, is:

     P.O. Box 1118
     Virginia City, NV 89440
     Tel 775.847.5272
     Fax 775.847.4762
     www.goldspring.us

Additional Contact Information:

     Lisa Boksenbaum, Corporate and Investor Relations
     (480) 203-0510
     E-mail: lisab@goldspring.us

     Robert Faber, President and CEO
     (480) 603-5151
     E-mail: rfaber@goldspring.us